SUBSIDIARIES OF THE REGISTRANT*

                              AS OF AUGUST 28, 2000

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
Anthem Admin Building LLC                                 Del Webb's Coventry Homes Construction of Tucson Co.
Anthem Arizona L.L.C.                                     Del Webb's Coventry Homes of Tucson, Inc.
Anthem Golf and Country Club, Inc.                        Del Webb's Landscaping Services, Inc.
Asset One Corp.                                           Del Webb's Spruce Creek Communities, Inc.
Asset Four Corp.                                          Del Webb's Stetson Hills, Inc.
Asset Five Corp.                                          Del Webb's Sun City Realty, Inc.
Asset Six Corp.                                           Del Webb's Sunflower of Tucson, Inc.
Asset Seven Corp.                                         Del E. Webb Cactus Development Corp.
Bellasera Corp.                                           Del E. Webb Development Co., L.P.
Coventry of California, Inc.                              Del E. Webb Financial Corporation
Del Webb Architectural Services, Inc.                     Del E. Webb Foothills Corporation
Del Webb California Corp.                                 Del E. Webb Glen Harbor Development Corporation
Del Webb Commercial Properties Corporation                DW Aviation Co.
Del Webb Communities, Inc.                                DW Homebuilding Co.
Del Webb Communities of Nevada, Inc.                      Fairmount Mortgage, Inc.
Del Webb Community Management Co.                         Marina Operations Corp.
Del Webb Conservation Holding Corp.                       Mountain View One LLC
Del Webb Construction Services Co.                        Mountain View Two LLC
Del Webb Golf Corp.                                       New Mexico Asset Corporation
Del Webb Home Construction, Inc.                          New Mexico Asset Limited Partnership
Del Webb Homes, Inc.                                      Spruce Creek South Utilities, Inc.
Del Webb Limited Holding Co.                              Sun City Homes, Inc.
Del Webb Midatlantic Corp.                                Sun City Sales Corporation
Del Webb Property Corp.                                   Sun City Title Agency Co.
Del Webb Purchasing Company of Illinois, Inc.             Sun City Title Agency of Illinois, Inc.
Del Webb Southwest Co.                                    Sun State Insulation Co., Inc.
Del Webb Texas Limited Partnership                        Terravita Commercial Corp.
Del Webb Texas Title Agency Co.                           Terravita Corp.
Del Webb Title Company of Nevada, Inc.                    Terravita Home Construction Co.
Del Webb's Contracting Services, Inc.                     Terravita Marketplace L.L.C.
Del Webb's Contracting Services of  Tucson, Inc.          The Marketplace at Anthem Village (LV) LLC
                                                          Trovas Company
Del Webb's Coventry Homes Construction Co.                Trovas Construction Co.
Del Webb's Coventry Homes, Inc.
Del Webb's Coventry Homes of Nevada, Inc.
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*    All subsidiaries are Arizona  corporations or limited  liability  companies except the following:

     Del Webb Texas Limited Partnership, an Arizona limited partnership
     Del Webb Title Company of Nevada, Inc., a Nevada corporation
     Del E. Webb Development Co., L.P., a Delaware limited partnership
     Del E. Webb Finance Company, a Nevada corporation
     Mountain View II Aviation, LLC, a North Carolina limited liability company New Mexico Asset Limited Partnership, an Arizona limited partnership Spruce Creek South Utilities, Inc., a Florida corporation
     Sun City Homes, Inc., a Nevada corporation
     Sun City Sales Corporation, a Michigan corporation